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                                  EXHIBIT 23B

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the incorporation by reference in this registration statement of my report dated October 6, 2000 included in Internet Multi-Media's Form 8-K/A Amended current report dated October 10, 2000, and to all references to my Firm included in this registration statement.



                                             /s/ Dott. Gianfranco Comai
                                             -----------------------------------
                                             Dott. Gianfranco Comai
                                             Certified Public Accountant
                                             Revisore Contabile
                                             As per D. Lgs January 27, 1992 #88

                                             [Seal]